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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 Amendment No. 1) and related prospectus of Endocare, Inc. for the registration of 2,550,714 shares of its common stock and to the incorporation by reference therein of our report dated February 14, 1996, with respect to the financial statements and schedule of Endocare, Inc. for the years ended December 31, 1995 and 1994 included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                         Ernst & Young LLP

Orange County, California

July 30, 1997